Exhibit 10.76

AMENDMENT TO

MANAGEMENT SHAREHOLDERS AGREEMENT

OF

INTELSAT GLOBAL, LTD.

This Amendment to the Management Shareholders Agreement of Intelsat Global, Ltd. (this “Amendment) is entered into as of December 7, 2009, effective as of December 15, 2009 (the “Effective Date”), for the purpose of amending the Management Shareholders Agreement (as amended from time to time, the “Agreement”) dated as of May 6, 2009, by and among Intelsat Global, Ltd., a Bermuda exempted company (the “Company”), the Sponsor Shareholders (as defined in the Agreement) and the Management Shareholders (as defined in the Agreement).

WHEREAS, Section 15(j) of the Agreement permits the amendment of the Agreement by resolution of the Board of Directors of the Company (the “Board”), provided that the amendment has been approved by the Sponsor Shareholders, and, provided, further, that any such amendment that would materially and adversely affect the rights of any Management Shareholder shall not to that extent be effective without the written consent of the Management Shareholders who then hold fifty percent (50%) or more of the Restricted Shares (as defined in the Agreement);

WHEREAS, the Board has determined that it is in the best interest of the Company and its shareholders to amend the Agreement in certain respects;

WHEREAS, the Sponsor Shareholders have approved the amendments set forth herein;

WHEREAS, the amendments set forth herein do not adversely affect the rights of any Management Shareholders; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the promises and covenants set forth herein, by resolution of the Board, the Agreement is amended as of the Effective Date as follows:

1. Notwithstanding anything to the contrary in the Agreement, the restrictions on Transfer set forth in Section 1 of the Agreement shall cease to apply to the Management Shareholders as of the tenth anniversary of the Effective Date of this Amendment (or such earlier time as provided in the Agreement).

2. Notwithstanding anything to the contrary in the Agreement, the obligations of the Management Shareholders set forth in Section 13(a) of the Agreement (a) shall only apply in the event that an Initial Public Offering or Listing Event is in the best interest of the Company, and (b) shall cease to apply as of the tenth anniversary of the Effective Date of this Amendment.

3. Except as modified by the foregoing, the terms and conditions of the Agreement shall remain in full force and effect following the Effective Date of this Amendment.

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I hereby certify that this Amendment was approved by the Sponsor Shareholders on December 7, 2009.

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I hereby certify that this Amendment was adopted by the Board of Directors of Intelsat Global, Ltd. on December 7, 2009.

Executed on this 7th day of December, 2009.

By:
Title:

[AMENDMENT TO MANAGEMENT SHAREHOLDERS AGREEMENT]